Exhibit 31.1

Certification of Chief Executive Officer Pursuant to

Rule 13a-14(a) of the Securities Exchange Act of 1934, as Amended,

Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Robert S. Harrison, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of First Hawaiian, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 19, 2016	/s/ Robert S. Harrison
Robert S. Harrison
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)